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                                                                   EXHIBIT  1


                     STOCK PURCHASE AND EXCHANGE AGREEMENT

        THIS STOCK PURCHASE AND EXCHANGE AGREEMENT (this "Agreement"), dated as of February 1, 2002 (the "Effective Date"), is entered into by and among Wireless WebConnect!, Inc., a Delaware corporation ("Parent"), E-Home.com, Inc., a Texas corporation doing business as HomeMark ("HomeMark"), the undersigned stockholders of Parent (each a "Stockholder", and collectively, the "Stockholders"), and Wireless WebConnect!, Inc., a Florida corporation ("Subsidiary"). Each of the parties hereto is sometimes referred to herein as a "Party", and collectively, as the "Parties".

        WHEREAS, the Stockholders are the beneficial owners of 20,494,959 shares of Parent's common stock (the "Parent Common Stock"), par value $0.01 per share (the "Stock"), which Stock constitutes all of the shares of Parent Common Stock acquired by the Stockholders in the merger of Subsidiary (as defined below) and a wholly-owned subsidiary of Parent (the "Merger");

        WHEREAS, HomeMark desires to acquire all of the Stock from the Stockholders, and the Stockholders desire to acquire all of the issued and outstanding shares of capital stock (the "Subsidiary Stock") of Subsidiary;

        WHEREAS, HomeMark desires to purchase the Subsidiary Stock from Parent;

        WHEREAS, the transfers of the Stock and Subsidiary Stock will constitute a privately negotiated block transaction in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"); and

        WHEREAS, for federal income tax purposes, it is intended that the exchange of shares contemplated in Section 2 below qualify as a tax-free exchange under the United States Revenue Code of 1986, as amended;

        NOW THEREFORE, in consideration of the foregoing and of the representations, warranties and covenants contained herein, the Parties hereby agree as follows:

        1. INITIAL STOCK PURCHASE. At the Initial Closing (as defined below), HomeMark will purchase from Parent, and Parent will sell to HomeMark, the Subsidiary Stock, for a purchase price of $20,000 (the "Purchase Price"), payable in cash at the Initial Closing.

        2. STOCK EXCHANGE. At the Second Closing (as defined below), HomeMark and each of the Stockholders hereby agree to exchange the Stock and the Subsidiary Stock (the "Exchange"), subject to the terms and conditions set forth below. The number of shares of Stock to be delivered, and the number of shares of Subsidiary Stock to be received, by each Stockholder are set forth under such Stockholder's name on the signature page of this Agreement.

        3. RESIGNATIONS FROM PARENT BOARD. The Parties agree that the Stockholders who are members of Parent's board of directors (the "Board") shall be deemed to have resigned from the Board effective immediately following the Second Closing.

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        4.      CANCELLATION OF AGREEMENTS, OPTIONS AND DIRECTORS FEES.  Each
of the undersigned Stockholders, on behalf of themselves and their respective affiliates, heirs, legal representatives, successors and assigns, hereby agrees that: (i) any and all employment or consulting agreements or arrangements with Parent; (ii) any and all amounts owing to them, or any claims that any amount may be owing to them in the future, from Parent; (iii) any and all stock options or other equity related securities awarded or to be awarded to them by Parent; (iv) any and all unpaid directors fees owed by Parent to them; and (v) any and all contracts, agreements, arrangements and/or understandings between any of them and Parent, in each case of (i)-(v) above, are hereby deemed to be canceled and terminated in all respects, without any financial or other obligation by Parent of any kind.

        5. 2001 AUDIT. Parent shall be responsible for completion of Parent's 2001 consolidated audit. Following the Second Closing, Stockholders hereby agree to cause Subsidiary to deliver to Parent all information regarding Parent and Subsidiary relating or pertaining to Parent's 2001 consolidated audit, and Stockholders shall, and shall cause Subsidiary to, fully cooperate with Parent and its auditors in completing Parent's 2001 consolidated audit.

        6. INTERCOMPANY INDEBTEDNESS. Immediately prior to the Initial Closing Subsidiary shall make a $30,000 cash payment to Parent as a partial payment on the intercompany indebtedness owed by Subsidiary to Parent. Following the above payment, all intercompany indebtedness and all other amounts owed by Parent to Subsidiary, and by Subsidiary to Parent, shall be deemed to be canceled and extinguished in full (it being agreed and understood that should any portion of the above cancellations be rescinded in bankruptcy (by reason of fraudulent conveyance, preferential payment or otherwise) or, by a court of proper jurisdiction, then all such cancellations shall be considered null and void).

        7. THE INITIAL CLOSING AND THE SECOND CLOSING. The closing of the initial Stock purchase as provided in Section 1 above (the "Initial Closing") shall be deemed to have occurred at 10:00 a.m. (CDT) on the date hereof. The closing of the stock exchange as provided in Section 2 above (the "Second Closing") shall be deemed to have occurred at 10:01 a.m. (CDT) on the date hereof.

        8.      INITIAL CLOSING DELIVERIES.  At the Initial Closing:

                (a) Parent shall deliver to HomeMark a stock certificate (together with stock powers executed in blank) representing the Subsidiary Stock.

                (b) HomeMark shall deliver to Parent the Purchase Price in immediately available funds.

        9.      SECOND CLOSING DELIVERIES.  At the Second Closing:

                (a) HomeMark shall deliver to each of the Stockholders a stock certificate (together with stock powers for each certificate, executed in blank) evidencing that number of shares of Subsidiary Stock to which such Stockholder is entitled to receive pursuant to Section 2 above.

                (b) Each Stockholder shall deliver to HomeMark a stock certificate (together with stock powers for each certificate, executed in blank, and bearing a bank or brokerage firm signature guarantee medallion in accordance with federal regulations, or DTC transfer instructions as

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prescribed by HomeMark if such Stock is held in a brokerage account)
evidencing that number of shares of Stock to which such Stockholder is required to deliver to HomeMark pursuant to Section 2 above.

        10.     RELEASES.

                (a) Parent, on its own and on behalf of its directors, officers, stockholders, agents, employees and the respective successors and assigns of each of the foregoing (collectively, the "Parent Releasors") agrees to release and does hereby release, acquit and forever discharge each Stockholder, and their respective heirs, legal representatives, successors and assigns (collectively, the "S&D Releasees") from, and extinguishes, any and all claims, demands, debts, damages, costs, losses, expenses, commissions, actions, causes of action, rights, liabilities, obligations and choses in action of whatever nature or type which any of the Parent Releasors have, or may have, or which have been, or could have been, or in the future otherwise might have been asserted in connection with actions or inactions of the S&D Releasees, or any of them, occurring on or prior to the date hereof, except that in no event shall this paragraph operate to release any of the S&D Releasees from any claims or liability resulting from a breach of the representations, warranties, covenants and agreements of any S&D Releasee contained in this Agreement.

                (b) Each Stockholder, on its own and on behalf of its respective heirs, legal representatives, successors and assigns (collectively, the "S&D Releasors"), agrees to release and does hereby release, acquit and forever discharge Parent and its directors, officers, stockholders, agents, attorneys, employees and the respective successors and assigns of each of the foregoing (collectively, the "Parent Releasees"), from, and extinguishes, any and all claims, demands, debts, damages, costs, losses, expenses, commissions, actions, causes of action, rights, liabilities, obligations and choses in action of whatever nature or type which any of the S&D Releasors have, or may have, or which have been, or could have been, or in the future otherwise might have been asserted in connection with actions or inactions of the Parent Releasees, or any of them, occurring on or prior to the date hereof, except that in no event shall this paragraph operate to release any of the Parent Releasees from any claims or liability resulting from a breach of the representations, warranties, covenants and agreements of any Parent Releasee contained in this Agreement.

        11.     REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

                (a) Parent hereby represents, warrants and covenants to HomeMark, the Stockholders as follows: (a) Parent is duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) this Agreement is a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms; (c) prior to the Initial Closing, Parent will be the legal and beneficial owner of the Subsidiary Stock, and, except as set forth herein, Parent has no obligation to any person or entity to sell or vote the Subsidiary Stock; (d) Parent has the right, corporate power and authority to execute and deliver this Agreement and to consummate the transactions set forth herein; (e) the delivery of the Subsidiary Stock to HomeMark will convey to HomeMark legal, valid and marketable title to the Subsidiary Stock, free and clear of all liens, security interests, or other encumbrances of any character whatsoever.

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                (b)     Each Stockholder, individually and only as to him or
herself, hereby represents, warrants and covenants to HomeMark and Parent as follows: (a) this Agreement is a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms; (b) such Stockholder is the legal and beneficial owner of the Stock being sold by such Stockholder hereunder, and such Stockholder has no obligation to any person or entity to sell or vote such Stock; (c) such Stockholder has the right, power and authority to execute and deliver this Agreement and to consummate the transactions set forth herein; (d) the delivery of the Stock being sold by such Stockholder to HomeMark pursuant to this Agreement will convey to HomeMark legal, valid and marketable title to such Stock, free and clear of all liens, security interests, or other encumbrances of any character whatsoever; and (e) such Stockholder, in such Stockholder's capacity as an officer of Parent, has not promised to any person or entity the right to purchase or otherwise acquire any securities of Parent. In addition, each Seller acknowledges and agrees that Parent and HomeMark (i) has or may have knowledge of certain material information regarding Parent and HomeMark, and the potential business relationship between Parent and HomeMark, which such Stockholder does not have knowledge of, and that the value received for the Stock may not bear any relevance to the actual or future value of the Stock; and (ii) have or may in the future enter into one or more agreements which may increase the value of Parent and the Stock.

                (c) HomeMark hereby represents, warrants and covenants to each of the Stockholders as follows: (a) HomeMark is duly organized, validly existing and in good standing under the laws of the State of Texas, (b) this Agreement is a legal, valid and binding obligation of HomeMark, enforceable against HomeMark in accordance with its terms; (c) prior to the Second Closing, HomeMark will be the legal and beneficial owner of the Subsidiary Stock, and, except as set forth herein, HomeMark has no obligation to any person or entity to sell or vote the Subsidiary Stock; (d) HomeMark has the right, corporate power and authority to execute and deliver this Agreement and to consummate the transactions set forth herein; (e) the delivery of the Subsidiary Stock to Stockholders pursuant to this Agreement will convey to Stockholders legal, valid and marketable title to the Subsidiary Stock, free and clear of all liens, security interests, or other encumbrances of any character whatsoever.

        12. CONFIDENTIALITY. The Parties hereto acknowledge and agree that Parent and HomeMark may issue a press release describing the transactions contemplated herein.

        13. EXPENSES OF SALE. Each Party shall bear its own direct and indirect expenses incurred in connection with this Agreement and the transactions contemplated herein.

        14. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the Parties with respect to the transactions contemplated herein, and supercedes all prior agreements, written or oral, and letters with respect hereto. This Agreement may be amended or superseded, and the terms and conditions hereof may be waived only by a written instrument signed by each of the Parties, or, in the case of a waiver, by each of the Parties waiving compliance.

        15. ARBITRATION. The Parties will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith. Any dispute which the Parties cannot resolve may then be submitted by any Party to arbitration in Atlanta, Georgia, under the rules

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of the American Arbitration Association, Commercial Division.  The
determination of the outcome of such dispute by the arbitrators shall be conclusive and binding upon the Parties.

        16. GOVERNING LAW. This agreement shall be governed and construed in accordance with the laws of the State of Delaware, including the agreement to arbitrate controversies contained in Section 15 above.

        17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall be considered one and the same instrument.

        IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

                                        WIRELESS WEBCONNECT!, INC.,
                                        a Delaware corporation

                                        By:
                                           ---------------------------------
                                        Printed:
                                                ----------------------------
                                        Title:
                                              ------------------------------


                                        E-HOME.COM, INC.

                                        By:
                                           ---------------------------------
                                        Printed:
                                                ----------------------------
                                        Title:
                                              ------------------------------


                                        WIRELESS WEBCONNECT!, INC.,
                                        a Florida corporation

                                        By:
                                           ---------------------------------
                                        Printed:
                                                ----------------------------
                                        Title:
                                              ------------------------------


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                                        STOCKHOLDERS:


                                        ---------------------------------------
                                        G.T. Finn

                                        Number of shares
                                        of Stock to be exchanged: 6,353,438
                                        Number of shares of Subsidiary Stock
                                        to be received: 310


                                        ---------------------------------------
                                        Michael Campbell

                                        Number of shares
                                        of Stock to be exchanged:  4,303,941
                                        Number of shares of Subsidiary Stock
                                        to be received:  210


                                        ---------------------------------------
                                        Neil Byrne

                                        Number of shares
                                        of Stock to be exchanged:  4,303,941
                                        Number of shares of Subsidiary Stock
                                        to be received:  210


                                        ---------------------------------------
                                        Philip Jepson

                                        Number of shares
                                        of Stock to be exchanged:  1,434,647
                                        Number of shares of Subsidiary Stock
                                        to be received:  70


                                        ---------------------------------------
                                        Ralynn Finn

                                        Number of shares
                                        of Stock to be exchanged:  2,049,496
                                        Number of shares of Subsidiary Stock
                                        to be received:  100


WWC-HMRSTOCK_PURCHASE_AGREEMENT         6

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                                        ---------------------------------------
                                        Mary Campbell

                                        Number of shares
                                        of Stock to be exchanged:  2,049,496
                                        Number of shares of Subsidiary Stock
                                        to be received:  100


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